Exhibit 99.1
R&G Financial Announces Authorization to make February Dividend Payments on its Preferred Stock and Trust Preferred Securities
San Juan, Puerto Rico, February 5, 2008—R&G Financial Corporation (RGFC), a Puerto Rico chartered bank holding company, announced today that it has received regulatory permission to pay its dividend obligations for February on its four outstanding series of preferred stock and on its trust preferred securities issues. Regulatory approvals are necessary as a result of the Company’s previously-announced agreements with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and Commissioner of Financial Institutions of the Commonwealth of Puerto Rico.
R&G Financial Corporation, currently in its 35th year of operation, is a bank holding company with operations in Puerto Rico, providing banking, mortgage banking, consumer finance and insurance through its wholly owned subsidiaries, R-G Premier Bank of Puerto Rico, R&G Mortgage Corporation, and R-G Insurance Corporation, its Puerto Rico insurance agency. The Company operates 36 bank branches and 44 mortgage offices, including 36 mortgage facilities located within its banking branches.